As filed with the United States Securities and Exchange Commission on August 4, 2016
Registration No. 333-136441

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-136441
UNDER THE SECURITIES ACT OF 1933
ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction or incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)
___________________________________________________________
141 Front Street
Hamilton HM 19
Bermuda
(Address of Principal Executive Offices)
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Aspen Insurance Holdings Limited
2006 Stock Incentive Plan for Non-Employee Directors
(Full title of the plan)
___________________________________________________________
CT Corporation System
111 Eighth Avenue
New York, NY 10011
(212) 894-8940
(Name, address and telephone number, including area code, of agent for service)
___________________________________________________________
Copies to:

Michael Groll, Esq. Michael A. Katz, Esq. Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019-6099 (212) 728-8000	Joseph D. Ferraro, Esq. Willkie Farr & Gallagher LLP CityPoint 1, Ropemaker Street London EC2Y 9AW +44 203 580 4707
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☒ Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company) Smaller reporting company ☐

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to the Registration Statement on Form S-8, File No. 333-136441 (the “Prior Registration Statement”), filed with the United States Securities and Exchange Commission(the “Commission”) on August 9, 2006, registering the offer and sale of 400,000 ordinary shares, par value $0.15144558 per share (“Ordinary Shares”), of Aspen Insurance Holdings Limited (the “Registrant”) issuable pursuant to the Aspen Insurance Holdings Limited 2006 Stock Incentive Plan for Non-Employee Directors (the “2006 Plan”), is being filed to terminate all offerings under the Prior Registration Statement and deregister any and all securities that remain unsold pursuant to the Prior Registration Statement.
On April 21, 2016 (the “Approval Date”), at the Registrant’s 2016 Annual General Meeting of Shareholders, the Registrant’s shareholders approved the Aspen Insurance Holdings Limited 2016 Stock Incentive Plan for Non-Employee Directors (the “2016 Plan”) to succeed the 2006 Plan.
DEREGISTRATION OF UNSOLD SECURITIES
In accordance with the undertaking contained in the Prior Registration Statement, effective immediately upon the filing of this Post-Effective Amendment, the Registrant hereby deregisters any and all Ordinary Shares previously registered with the Commission under the Prior Registration Statement that remain unsold as of the Approval Date and hereby terminates the effectiveness of the Prior Registration Statement; provided that the Prior Registration Statement will remain in effect, however, to cover the potential issuance of Ordinary Shares pursuant to awards outstanding granted under the 2006 Plan prior to the Approval Date.
Concurrently with this Post-Effective Amendment, the Registrant is filing a Registration Statement on Form S-8 to register the offer and sale of 263,695 Ordinary Shares issuable pursuant to the 2016 Plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda, on the 4th day of August, 2016.
ASPEN INSURANCE HOLDINGS LIMITED

By: /s/ Christopher O’Kane
Christopher O’Kane
Group Chief Executive Officer

Note: No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act.

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Registration Statement in New York, New York, on August 4, 2016.
AUTHORIZED U.S. REPRESENTATIVE
By: /s/ Kerian Bunch
Kerian Bunch
Executive Vice President, General Counsel
Aspen U.S. Holdings, Inc.